UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2005

DARLING INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 000-24620

DELAWARE	36-2495346
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

251 O'CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
(Address of principal executive offices)

Registrant's telephone number, including area code:    972.717.0300

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

  /  /        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

  /  /        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

  /  /        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

  /  /        Pre-commencement communcations pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT.

On August 9, 2005, Darling International Inc. (the "Company") entered into the First Amendment to Credit Agreement (the "First Amendment") among the Company, General Electric Capital Corporation ("GECC"), as administrative agent for the lenders and as a lender, Comerica Bank ("Comerica"), as revolving credit agent for the lenders and as a lender, and the other lenders who are party thereto. The First Amendment amends the Credit Agreement dated as of April 2, 2004, among the Company, GECC, Comerica and the other lenders who are party thereto (the "Credit Agreement").

The First Amendment amends the Credit Agreement to permit the Company to pay cash or in-kind dividends on its common stock, or redeem, repurchase or retire its common stock, in an aggregate amount not to exceed $10 million during the 12-month period beginning August 9, 2005.

The Company has no current plans to either pay dividends on, or effect redemptions of, its common stock.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits
10.1	First Amendment to Credit Agreement, dated as of August 9, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: August 11, 2005	By: /s/ John O. Muse John O. Muse Executive Vice President Finance and Administration